Exhibit 107.1
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Aptiv PLC
(Exact Name of Registrant as Specified in its Charter)
Aptiv Swiss Holdings Limited
(Exact Name of Registrant as Specified in its Charter)
Aptiv Corporation
(Exact Name of Registrant as Specified in its Charter)
Aptiv Global Financing Designated Activity Company
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Debt	Debt Securities of Aptiv PLC	Rule 456(b) and Rule 457(r)

Debt	Debt Securities of Aptiv Swiss Holdings Limited	Rule 456(b) and Rule 457(r)

Debt	Debt Securities of Aptiv Corporation	Rule 456(b) and Rule 457(r)

Debt	Debt Securities of Aptiv Global Financing Designated Activity Company	Rule 456(b) and Rule 457(r)

Debt	Guarantees of Debt Securities of Aptiv PLC (3)	Rule 456(b) and Rule 457(r)

Debt	Guarantees of Debt Securities of Aptiv Swiss Holdings Limited (3)	Rule 456(b) and Rule 457(r)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Debt	Guarantees of Debt Securities of Aptiv Corporation (3)	Rule 456(b) and Rule 457(r)
	Debt	Guarantees of Debt Securities of Aptiv Global Financing Designated Activity Company (3)	Rule 456(b) and Rule 457(r)

	Equity	Preferred Shares, par value $0.01 per share, of Aptiv PLC	Rule 456(b) and Rule 457(r)

	Equity	Ordinary Shares, par value $0.01 per share, of Aptiv PLC	Rule 456(b) and Rule 457(r)

	Other	Warrants of Aptiv PLC	Rule 456(b) and Rule 457(r)

	Other	Warrants of Aptiv Corporation	Rule 456(b) and Rule 457(r)

	Other	Purchase Contracts of Aptiv PLC	Rule 456(b) and Rule 457(r)

	Other	Purchase Contracts of Aptiv Corporation	Rule 456(b) and Rule 457(r)

	Other	Units of Aptiv PLC	Rule 456(b) and Rule 457(r)

	Other	Units of Aptiv Corporation	Rule 456(b) and Rule 457(r)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					0		0

	Total Fees Previously Paid							0

	Total Fee Offsets							0

	Net Fee Due							0

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)
An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices pursuant to this Registration Statement.

(3)
No separate consideration will be received for the guarantees of the debt securities being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.